Exhibit 1

2116-130 Adelaide St. W. Toronto, ON M5H 3P5 T. 416.360.7590 F. 416.360.7709 www.napalladium.com

For Immediate Release	News Release
July 12, 2007
Trading Symbol TSX – PDL
AMEX – PAL

Infill drilling at NAP’s Ahmavaara deposit at Suhanko Finland indicates good continuity of widths and grades

Toronto, Canada.  North American Palladium Ltd. (“NAP”) is pleased to announce the results of the first phase of an infill drill program comprising 31 drill holes for a total of 4,086 metres at the Ahmavaara deposit, the larger of two target areas comprising the Suhanko Property.  The Suhanko Property was earlier identified by Gold Fields Limited (“Gold Fields”) and forms part of a group of advanced stage PGM deposits located south of Rovaniemi, Finland known as the Arctic Platinum Project (“APP”) over which NAP has a right to earn up to a 60% interest.

Since the commencement of the drill campaign in February 2006, NAP’s strategy at APP has been to maximize the economics of the bulk mineralization at the Suhanko Project, the subject of a 2005 feasibility study by Gold Fields, by examining the near-surface potential of nearby high grade deposits such as the Narkaus Property located approximately 35 km to the northeast of Suhanko (see press release of June 1, 2007 for latest drill results at Narkaus).

NAP’s strategy also included an infill drill program for the bulk mineable mineralization found at the Ahmavaara deposit in order to upgrade a portion of the mineral resources from inferred to indicated.  The results of this infill drill program support NAP’s interpretation of the geologic continuity and metal distribution that was based upon previous widely spaced drill holes.  Most of the mineralized drill intersections at Ahmavaara have been within 150 metres from surface over widths of up to 48 metres.

Highlights of the program are presented below.  For a complete set of drill results and locations, please visit NAP’s website at www.napalladium.com.

AHMAVAARA PHASE 1 DRILLING – HIGHLIGHTS
(Cut-off at 1 g/t 3E (Pd+Pt+Au))

Hole	From m	To m	Length m	True length %	Pd/Pt/Au (3E) g/t	Pt g/t	Pd g/t	Au g/t	Cu %	Ni %	ZONE
RN/YP-686	38.00	59.78	21.78	100	2.090	0.387	1.495	0.207	0.192	0.080	Upper
incl.	39.00	40.00	1.00		4.308	0.842	3.350	0.116	0.268	0.202
RN/YP-690	54.00	102.00	48.00	100	1.584	0.250	1.152	0.183	0.294	0.085	Upper
	75.00	76.00	1.00		3.971	0.719	3.000	0.252	0.512	0.176
RN/YP-692	58.00	77.00	19.00	90	2.674	0.519	1.970	0.185	0.304	0.108	Upper
incl.	62.00	62.73	0.73		5.719	0.992	4.410	0.317	0.689	0.186
RN/YP-693	69.00	81.00	12.00	100	1.990	0.390	1.397	0.203	0.155	0.080	Upper
incl.	77.00	78.31	1.31		3.821	0.802	2.370	0.649	0.377	0.058
and	113.45	122.00	8.55	100	2.851	0.390	1.996	0.464	0.494	0.117	Lower
incl.	119.00	120.00	1.00		8.080	1.300	5.430	1.350	0.910	0.122

Hole	From m	To m	Length m	True length %	Pd/Pt/Au (3E) g/t	Pt g/t	Pd g/t	Au g/t	Cu %	Ni %	ZONE
RN/YP-694	64.00	70.00	6.00	100	2.650	0.545	1.980	0.125	0.219	0.090	Upper
incl.	64.00	65.00	1.00		6.207	1.290	4.800	0.117	0.164	0.111
RN/YP-695	56.00	67.00	11.00	90	2.451	0.452	1.777	0.222	0.234	0.134	Upper
	61.64	62.00	0.36		4.592	0.701	3.350	0.541	0.815	0.154
RN/YP-696	74.00	85.00	11.00	100	2.402	0.404	1.827	0.171	0.184	0.085	Upper
incl.	80.00	81.00	1.00		5.096	0.543	3.980	0.573	0.283	0.096
RN/YP-700	42.00	55.58	13.58	90	2.228	0.443	1.503	0.282	0.163	0.076	Upper
incl.	42.00	43.00	1.00		7.269	1.750	5.340	0.179	0.202	0.186
RN/YP-701	61.00	65.45	4.45	100	3.470	0.756	2.630	0.084	0.137	0.093	Upper
incl.	62.25	63.47	1.22		5.847	1.450	4.300	0.097	0.114	0.119
RN/YP-702	62.00	83.00	21.00	100	2.086	0.369	1.565	0.152	0.266	0.094	Upper
	64.00	65.00	1.00		4.520	0.702	3.590	0.228	0.382	0.236
RN/YP-709	68.00	93.80	25.80	100	2.037	0.341	1.523	0.172	0.256	0.102	Upper+lower
incl.	70.00	71.28	1.28		6.338	0.919	5.180	0.239	0.245	0.247
RN/YP-710	88.00	111.00	23.00	100	2.550	0.554	1.833	0.162	0.321	0.082	Upper
incl.	91.00	92.00	1.00		9.117	2.190	6.570	0.357	0.870	0.244
RN/YP-714	110.00	129.00	19.00	100	1.978	0.381	1.475	0.123	0.163	0.059	Upper
incl.	111.00	111.64	0.64		7.199	1.630	5.390	0.179	0.102	0.137
and	137.00	158.00	21.00	100	1.830	0.254	1.361	0.216	0.600	0.210	Lower
incl.	143.00	144.00	1.00		3.428	0.303	2.700	0.425	0.997	0.595

Note:  The column labeled “3E” represents the summation of 3 columns: Pd (g/t) + Pt (g/t) + Au (g/t)

Jim Excell, President and Chief Executive Officer of North American Palladium commented, “These drilling results are encouraging as they indicate that, on the basis of the Suhanko Property alone, the economics have improved for a bulk mining operation. We plan to proceed with metallurgical test work and bulk sampling with a view to optimizing grade and have engaged the services of marketing professionals to seek appropriate markets for the concentrate.  The further identification of higher grade mineralized areas such as the Narkaus could significantly enhance the Project’s economic viability.”

North American Palladium has contracted with Aker Kvaerner ASA to complete a re-scoping study for the Suhanko project and with P&E Mining Consultants Inc. to conduct open-pit designs and optimization. Metallurgical test work is being conducted by SGS Lakefield Research to examine different processing options, to improve metal recoveries and reduce operating costs.  The results of this work will be presented in a Technical Report that is prepared in compliance with National Instrument 43-101.

Situated along the western edge of the Suhanko intrusion, the Ahmavaara deposit is similar strati- graphically to its sister deposit Konttijärvi. The platinum-group element (PGE) mineralization at both Ahmavaara and Konttijärvi is associated with Cu and Ni mineralization in the form of base metal sulphides. The typical sulphide assemblage is pyrrhotite-chalcopyrite-pentlandite and is hosted in pyroxenites, peridotites and gabbros.

Platinum group elements along with copper-nickel mineralization were first discovered in the area by Outokumpu Oy in 1964 during a regional Cu-Ni exploration program.  The area was further explored by Gold Fields between 2001 and 2004.  In 2005, Gold Fields commissioned a feasibility study on the Suhanko Property, comprising the advanced stage Konttijarvi and Ahmavaara deposits.

Diamond drill core from these drilling programs is transported by joint venture personnel from the various project sites to Rovaniemi, Finland for logging and splitting.  The split samples are transported to the GTK (Finnish Geological Survey) laboratory, an independent accredited laboratory, for sample preparation and analysis.  At GTK, precious metals are analysed utilizing a standard fire assay with ICP-OES finish and base metals are analysed utilizing an aqua-regia digestion and ICP-OES finish.  The results of this drilling program have been reviewed, verified and compiled by NAP’s geological staff, which includes Mr. Reno Pressacco, Vice President of Exploration & Development for North American Palladium Ltd.  Mr. Pressacco is the qualified person, as defined in National Instrument 43-101, who supervised the work carried out on the Arctic Platinum Project.

North American Palladium’s Lac des Iles Mine is Canada’s foremost primary producer of palladium.  Its Lac des Iles mine in north western Ontario is among the largest open-pit, bulk mineable palladium operations in the world. The Company’s core palladium business is strengthened by a significant contribution from platinum, gold, nickel and copper by-product metals. Committed to sustainable mining practices and continuous improvement, North American Palladium pursues a growth strategy that involves the acquisition and development of PGM/nickel properties that present the highest level of value creation. In April 2006, the underground mine at Lac des Iles was brought into commercial production and further expansion there is being advanced at the Offset High Grade Zone.  In addition, the Shebandowan nickel-PGM deposit south of Lac des Iles with CVRD Inco and the Arctic Platinum Project in Finland with Gold Fields provide the potential for a significant pipeline for future growth.

CAUTIONARY STATEMENT ON FORWARD-LOOKING INFORMATION

Certain information included in this press release, including any information as to our future financial or operating performance and other statements that express management’s expectations or estimates of future performance, constitute ‘forward-looking statements’ within the meaning of the ‘safe harbor’ provisions of the United States Private Securities Litigation Reform Act of 1995 and Canadian securities laws.  The words ‘expect’, ‘believe’, ‘will’, ‘intend’, ‘estimate’ and similar expressions identify forward-looking statements.  Forward-looking statements are necessarily based upon a number of estimates and assumptions that, while considered reasonable by management, are inherently subject to significant business, economic and competitive uncertainties and contingencies.  These statements are based on certain factors and assumptions, including but not limited to, the assumption that market fundamentals will result in increased palladium demand and prices and sustained by-product metal demand and prices; the integrated operation of the Company’s underground mine and the open pit mine remain viable operationally and economically; financing is available on reasonable terms; expectations for blended mill feed head grade and mill performance will proceed as expected; new mine plan scenarios will be viable operationally and economically; and plans for mill production, sustainable recoveries from the Lac des Iles mine, exploration at Lac des Iles and elsewhere will all proceed as expected.  The Company cautions the reader that such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual financial results, performance or achievements of North American Palladium to be materially different from the Company’s estimated future results, performance or achievements expressed or implied by those forward-looking statements and that the forward-looking statements are not guarantees of future performance. These risks, uncertainties and other factors include, but are not limited to: metal price volatility; economic and political events affecting metal supply and demand; changes in the regulatory environment; fluctuations in ore grade or ore tonnes milled; geological, technical, mining or processing problems; future production; changes in the life-of-mine plan or the ultimate pit design; availability and increasing costs associated with mining inputs and labour; the speculative nature of exploration and development, including the risks of diminishing quantities or grades of mineral reserves; adverse changes in our credit rating; and the risks involved in the exploration, development and mining business. These factors are discussed in greater detail in the Company’s most recent Form 40-F/Annual Information Form on file with the U.S. Securities and Exchange Commission and Canadian provincial securities regulatory authorities. The Company disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, events or otherwise. Readers are cautioned not to put undue reliance on these forward-looking statements. Additional information is available in the Company’s MD&A filed on its website and on www.sedar.com.

For further information, please contact:

James Excell – President & CEO	Reno Pressacco – VP Exploration & Development
Tel: (416) 360-7971 ext. 223	Tel: (416) 360-7971 ext. 224
Email: jexcell@napalladium.com	Email: rpressacco@napalladium.com

Donna Yoshimatsu – Director, Investor Relations
Tel: (416) 360-7971 ext. 226
Email: dyoshimatsu@napalladium.com

Hole_ID	Easting	Northing	Elevation	Azimuth	Dip	Depth (m)
RN/YP-614	3,457,437.14	7,334,329.19	139.59	180.00	-74.83	114.10
RN/YP-673	3,457,436.86	7,334,382.19	139.60	181.41	-80.37	150.20
RN/YP-681	3,457,387.03	7,334,322.58	139.07	180.48	-75.00	79.80
RN/YP-686	3,457,387.27	7,334,377.13	139.84	171.54	-77.69	131.20
RN/YP-687	3,457,337.02	7,334,310.26	138.99	174.81	-76.58	75.05
RN/YP-689	3,457,336.96	7,334,360.38	139.40	177.43	-76.57	114.15
RN/YP-690	3,457,361.98	7,334,433.96	140.59	179.91	-77.64	143.60
RN/YP-691	3,457,337.04	7,334,530.60	141.35	180.20	-80.54	144.15
RN/YP-692	3,457,312.05	7,334,424.84	140.11	179.88	-79.60	138.40
RN/YP-693	3,457,287.06	7,334,400.28	139.45	178.56	-79.10	134.40
RN/YP-694	3,457,287.14	7,334,491.67	144.55	181.66	-79.60	135.90
RN/YP-695	3,457,286.87	7,334,350.22	139.00	185.67	-78.30	107.00
RN/YP-696	3,457,237.08	7,334,389.97	139.15	177.21	-78.00	133.60
RN/YP-697	3,457,237.17	7,334,471.71	141.84	180.78	-81.10	145.00
RN/YP-698	3,457,187.05	7,334,349.80	139.00	180.15	-77.17	120.15
RN/YP-699	3,457,187.17	7,334,394.47	139.17	179.91	-76.30	140.10
RN/YP-700	3,457,486.88	7,334,337.99	139.76	177.77	-70.24	104.70
RN/YP-701	3,457,437.00	7,334,474.77	142.23	179.22	-80.13	137.90
RN/YP-702	3,457,386.94	7,334,474.34	143.43	179.79	-81.38	140.00
RN/YP-703	3,457,286.96	7,334,530.21	141.32	180.47	-80.10	137.00
RN/YP-704	3,457,187.05	7,334,490.24	141.37	183.78	-77.69	146.30
RN/YP-705	3,457,186.98	7,334,439.88	141.00	178.23	-80.20	169.60
RN/YP-707	3,457,237.08	7,334,351.46	139.02	178.91	-72.99	113.55
RN/YP-708	3,457,136.00	7,334,346.59	138.76	179.54	-63.92	87.75
RN/YP-709	3,457,141.73	7,334,384.63	138.91	221.73	-68.80	125.80
RN/YP-710	3,457,118.15	7,334,431.93	139.01	225.96	-74.70	140.65
RN/YP-711	3,457,172.62	7,334,415.96	139.20	228.79	-79.90	150.70
RN/YP-714	3,457,143.89	7,334,458.13	139.63	225.98	-78.08	165.15
RN/YP-715	3,457,486.96	7,334,388.79	139.89	173.82	-68.90	140.90
RN/YP-716	3,457,560.85	7,334,412.15	140.80	181.06	-69.00	160.90
RN/YP-717	3,457,486.91	7,334,467.29	141.23	178.41	-77.33	158.75

AHMAVAARA PHASE 1 DRILLING RESULTS

Hole	From m	To m	Length m	True length %	Pd/Pt/Au (3E) g/t	Pt g/t	Pd g/t	Au g/t	Cu %	Ni %	ZONE
RN/YP-614	27.00	40.00	13.00	90	1.888	0.345	1.374	0.168	0.175	0.082	Upper
incl.	28.00	29.00	1.00		4.160	0.830	3.010	0.320	0.404	0.187
and	91.00	96.00	5.00	100	1.107	0.140	0.853	0.114	0.396	0.160	Lower
incl.	92.00	93.17	1.17		1.643	0.248	1.260	0.135	0.329	0.197

RN/YP-673	36.00	47.00	11.00	100	2.203	0.462	1.561	0.179	0.134	0.077	Upper
incl.	38.08	39.00	0.92		3.808	0.956	2.640	0.212	0.359	0.148
and	51.00	79.00	28.00	100	1.488	0.265	1.127	0.096	0.190	0.056	Upper2
incl.	70.00	71.00	1.00		2.936	0.636	2.140	0.160	0.295	0.088
and	114.00	125.78	11.78	100	1.384	0.175	1.055	0.155	0.333	0.154	Lower
incl.	122.00	123.00	1.00		2.634	0.376	2.020	0.238	0.401	0.501

RN/YP-681	25.00	41.57	16.57	100	2.082	0.375	1.507	0.200	0.213	0.076	Upper
incl.	30.99	31.32	0.33		3.465	0.485	1.920	1.060	0.594	0.083

RN/YP-686	38.00	59.78	21.78	100	2.090	0.387	1.495	0.207	0.192	0.080	Upper
incl.	39.00	40.00	1.00		4.308	0.842	3.350	0.116	0.268	0.202
and	101.00	109.00	8.00	100	1.347	0.145	1.034	0.168	0.344	0.092	Lower
incl.	107.00	107.70	0.70		2.353	0.263	1.820	0.270	0.467	0.205

RN/YP-687	28.00	35.00	7.00	100	1.277	0.205	0.952	0.120	0.120	0.076	Upper
incl.	33.00	34.00	1.00		2.097	0.239	1.570	0.288	0.133	0.059

RN/YP-689	43.00	53.85	10.85	100	2.062	0.339	1.431	0.292	0.241	0.086	Upper
incl.	44.00	45.00	1.00		2.772	0.527	2.140	0.105	0.172	0.126
and	60.05	76.47	16.42	100	1.564	0.279	1.203	0.082	0.258	0.066	Upper2
incl.	61.00	62.20	1.20		4.070	0.762	3.180	0.128	0.455	0.106

RN/YP-690	54.00	102.00	48.00	100	1.584	0.250	1.152	0.183	0.294	0.085	Upper
incl.	75.00	76.00	1.00		3.971	0.719	3.000	0.252	0.512	0.176
and	109.76	125.17	15.41	100	1.605	0.195	1.274	0.136	0.486	0.211	Lower
incl.	123.00	123.70	0.70		3.225	0.378	2.780	0.067	0.428	0.777

RN/YP-691	66.00	82.00	16.00	100	2.458	0.372	1.744	0.343	0.285	0.092	Upper
incl.	66.90	67.71	0.81		5.424	0.624	2.510	2.290	0.421	0.102
and	99.00	116.25	17.25	100	1.385	0.172	1.067	0.146	0.302	0.121	Lower
incl.	115.60	116.25	0.65		2.579	0.171	2.310	0.098	0.920	0.639

RN/YP-692	58.00	77.00	19.00	90	2.674	0.519	1.970	0.185	0.304	0.108	Upper
incl.	62.00	62.73	0.73		5.719	0.992	4.410	0.317	0.689	0.186
and	89.00	95.00	6.00	100	1.322	0.169	0.991	0.163	0.350	0.071
incl.	92.00	93.00	1.00		1.830	0.276	1.360	0.194	0.332	0.073
and	109.00	118.43	9.43	100	1.430	0.173	1.081	0.177	0.400	0.143	Lower
incl.	117.20	118.43	1.23		2.002	0.210	1.600	0.192	0.615	0.282

RN/YP-693	69.00	81.00	12.00	100	1.990	0.390	1.397	0.203	0.155	0.080	Upper
incl.	77.00	78.31	1.31		3.821	0.802	2.370	0.649	0.377	0.058
and	113.45	122.00	8.55	100	2.851	0.390	1.996	0.464	0.494	0.117	Lower
incl.	119.00	120.00	1.00		8.080	1.300	5.430	1.350	0.910	0.122

RN/YP-694	64.00	70.00	6.00	100	2.650	0.545	1.980	0.125	0.219	0.090	Upper
incl.	64.00	65.00	1.00		6.207	1.290	4.800	0.117	0.164	0.111
and	109.00	114.18	5.18	100	1.634	0.231	1.173	0.230	0.435	0.179	Lower
incl.	111.00	112.00	1.00		2.696	0.382	1.810	0.504	0.800	0.321

RN/YP-695	56.00	67.00	11.00	90	2.451	0.452	1.777	0.222	0.234	0.134	Upper
incl.	61.64	62.00	0.36		4.592	0.701	3.350	0.541	0.815	0.154

RN/YP-696	74.00	85.00	11.00	100	2.402	0.404	1.827	0.171	0.184	0.085	Upper

incl.	80.00	81.00	1.00		5.096	0.543	3.980	0.573	0.283	0.096
and	108.00	113.00	5.00	90	1.357	0.208	1.005	0.143	0.311	0.108	Lower
incl.	110.82	112.00	1.18		2.191	0.423	1.600	0.168	0.509	0.134

RN/YP-697	71.00	96.00	25.00	100	1.852	0.360	1.348	0.144	0.194	0.073	Upper
incl.	74.30	75.59	1.29		4.366	0.905	3.040	0.421	0.373	0.183
and	102.00	116.00	14.00	100	1.819	0.305	1.317	0.198	0.304	0.094	Lower
incl.	111.00	112.00	1.00		3.010	0.449	2.300	0.261	0.424	0.159

RN/YP-698	56.00	70.00	14.00	90	1.843	0.396	1.334	0.112	0.172	0.126	Upper
incl.	68.75	70.00	1.25		4.563	0.910	3.350	0.303	0.427	0.190
and	81.00	90.00	9.00	90	2.363	0.285	1.920	0.159	0.420	0.267	Lower
incl.	81.00	82.00	1.00		4.332	0.614	3.620	0.098	0.408	0.557

RN/YP-699	80.19	88.00	7.81	100	1.557	0.281	0.948	0.328	0.148	0.053	Upper
incl.	82.26	83.00	0.74		6.610	1.220	2.830	2.560	0.425	0.088
and	99.00	110.00	11.00	90	1.732	0.253	1.316	0.163	0.354	0.107	Lower
incl.	109.00	110.00	1.00		2.781	0.416	2.080	0.285	0.541	0.168

RN/YP-700	42.00	55.58	13.58	90	2.228	0.443	1.503	0.282	0.163	0.076	Upper
incl.	42.00	43.00	1.00		7.269	1.750	5.340	0.179	0.202	0.186

RN/YP-701	61.00	65.45	4.45	100	3.470	0.756	2.630	0.084	0.137	0.093	Upper
incl.	62.25	63.47	1.22		5.847	1.450	4.300	0.097	0.114	0.119

RN/YP-702	62.00	83.00	21.00	100	2.086	0.369	1.565	0.152	0.266	0.094	Upper
incl.	64.00	65.00	1.00		4.520	0.702	3.590	0.228	0.382	0.236
and	113.00	120.00	7.00	100	1.416	0.174	1.071	0.171	0.311	0.110	Lower
incl.	117.00	118.00	1.00		1.866	0.217	1.490	0.159	0.435	0.166

RN/YP-703	65.00	79.00	14.00	100	2.045	0.347	1.501	0.197	0.165	0.078	Upper
incl.	66.00	66.81	0.81		5.184	0.797	4.270	0.117	0.180	0.222
and	100.00	111.00	11.00	100	1.623	0.220	1.243	0.161	0.324	0.111	Lower
incl.	106.00	107.00	1.00		2.174	0.326	1.690	0.158	0.386	0.211

RN/YP-704	69.00	81.82	12.82	90	2.101	0.419	1.549	0.134	0.151	0.099	Upper
incl.	80.82	81.82	1.00		3.712	1.190	1.640	0.882	0.281	0.045
and	91.77	111.79	20.02	90	2.124	0.338	1.629	0.156	0.453	0.117
incl.	111.00	111.79	0.79		4.374	0.302	3.470	0.602	3.960	0.252
and	126.00	132.00	6.00	90	1.913	0.245	1.509	0.159	0.502	0.179	Lower
incl.	131.00	131.55	0.55		3.221	0.454	2.580	0.187	1.090	0.467

RN/YP-705	85.00	89.97	4.97	90	1.966	0.453	1.401	0.112	0.164	0.080	Upper
incl.	87.00	88.00	1.00		2.328	0.509	1.740	0.079	0.093	0.098
and	118.00	137.90	19.90	100	1.392	0.233	1.052	0.107	0.258	0.091	Lower
incl.	133.75	135.00	1.25		2.682	0.379	2.090	0.213	0.621	0.251
and	144.00	149.65	5.65	100	1.495	0.167	1.199	0.128	0.437	0.134	Lower2
incl.	149.00	149.65	0.65		3.820	0.191	3.390	0.239	1.580	0.212

RN/YP-707	60.00	66.00	6.00	100	2.299	0.511	1.653	0.135	0.078	0.071	Upper
incl.	63.00	63.88	0.88		3.372	0.738	2.600	0.034	0.022	0.091

RN/YP-708	53.57	67.00	13.43	100	1.909	0.293	1.466	0.150	0.325	0.106	Upper
incl.	56.00	57.00	1.00		4.367	0.677	3.440	0.250	0.580	0.119

RN/YP-709	68.00	93.80	25.80	100	2.037	0.341	1.523	0.172	0.256	0.102	Upper+lower
incl.	70.00	71.28	1.28		6.338	0.919	5.180	0.239	0.245	0.247

RN/YP-710	88.00	111.00	23.00	100	2.550	0.554	1.833	0.162	0.321	0.082	Upper
incl.	91.00	92.00	1.00		9.117	2.190	6.570	0.357	0.870	0.244
and	128.00	133.00	5.00	100	1.641	0.186	1.298	0.156	0.360	0.201	Lower
incl.	130.00	131.00	1.00		1.883	0.318	1.440	0.125	0.336	0.199

RN/YP-711	100.00	111.00	11.00	100	1.484	0.282	1.065	0.137	0.153	0.075	Upper
incl.	106.50	107.41	0.91		2.168	0.370	1.570	0.228	0.282	0.111

and	125.22	136.00	10.78	100	2.073	0.267	1.645	0.160	0.337	0.198	Lower
incl.	129.00	130.00	1.00		3.493	0.534	2.880	0.079	0.401	0.510

RN/YP-714	110.00	129.00	19.00	100	1.978	0.381	1.475	0.123	0.163	0.059	Upper
incl.	111.00	111.64	0.64		7.199	1.630	5.390	0.179	0.102	0.137
and	137.00	158.00	21.00	100	1.830	0.254	1.361	0.216	0.600	0.210	Lower
incl.	143.00	144.00	1.00		3.428	0.303	2.700	0.425	0.997	0.595

RN/YP-715	39.00	44.00	5.00	90	3.543	0.914	2.519	0.111	0.140	0.100	Upper
incl.	39.00	40.00	1.00		7.176	1.890	5.110	0.176	0.241	0.127
and	113.00	119.00	6.00	100	2.053	0.255	1.583	0.216	0.521	0.144	Lower
incl.	116.00	117.00	1.00		2.999	0.388	2.310	0.301	0.643	0.165

RN/YP-716	59.00	76.00	17.00	80	2.010	0.391	1.480	0.140	0.184	0.067	Upper
incl.	59.00	60.00	1.00		3.876	0.971	2.860	0.045	0.110	0.102
and	139.00	146.00	7.00	90	1.114	0.118	0.848	0.148	0.236	0.060	Lower
incl.	143.65	144.80	1.15		1.627	0.187	1.220	0.220	0.334	0.081

RN/YP-717	59.00	66.00	7.00	100	2.985	0.589	2.225	0.172	0.220	0.106	Upper
incl.	60.00	61.00	1.00		5.118	1.050	3.980	0.088	0.218	0.180

1 g/t 3E (Pd+Pt+Au) cut-off